Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants to Environmental Power Corporation (the “Company”), we hereby consent to the incorporation by reference of our report dated March 11, 2005 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in the company’s previously filed (i) Registration Statement on Form S-8 (File No. 33-70078), (ii) Registration Statement on Form S-8 (File No. 333-98559), and (iii) Registration Statement on Form S-8 (File No. 333-118521).

/s/ VITALE, CATURANO & Co., Ltd.

Boston, Massachusetts

March 29, 2005